Exhibit 99.1
For Immediate Release
Contacts:
Investor Relations: Stephen Giusto, (310) 843-4144
Gregg Kvochak, (310) 556-8550
For Media: Stephanie Mitchell, (650) 508-7465
Korn/Ferry International Announces Fiscal 2008 Results:
The Highest Revenue and Earnings in the Company’s Thirty-Eight Year History
Highlights
•	Fourth quarter fiscal 2008 fee revenue was a record $208.2 million, an increase of $28.5 million, or 16%, from $179.7 million in the same quarter last year.

•	Fourth quarter fiscal 2008 diluted earnings per share was $0.36 compared to $0.30 in Q4’07. Adjusted diluted earnings per share in Q4’07, which excludes the impact of previously announced one-time charges in Q4’07, was $0.36.
Los Angeles, CA, June 11, 2008 - Korn/Ferry International (NYSE:KFY), a premier global provider of talent management solutions, announced fourth quarter fiscal 2008 diluted earnings per share of $0.36 compared to $0.30 in Q4’07. Excluding the impact of previously announced one-time charges in Q4’07, diluted earnings per share was $0.36.
“Fiscal 2008 produced the most revenue and earnings in Korn/Ferry’s 38 year history,” said Gary D. Burnison, Chief Executive Officer, Korn/Ferry. “Given the economically challenging environment which began with the credit crisis in the United States last summer, we are proud of our results. It is clear that we are making great progress in building a diversified talent management solutions organization. Moving forward, we will continue to manage the business in balance with the macroeconomic environment and with a focused eye toward long-term transformation of the industry and our firm.”

Financial Results
(dollars in millions, except per share amounts)

	Fourth Quarter		Year Ended
	Q4’08	Q4’07	2008	2007
Fee Revenue	$208.2	$179.7	$790.6	$653.4
Revenue	$220.5	$189.8	$835.6	$689.2
Operating Income	$20.2	$19.4	$91.9	$82.3
Operating Margin	9.7%	10.8%	11.6%	12.6%
Net Income	$15.7	$13.5	$66.2	$55.5
Diluted Earnings Per Share	$0.36	$0.30	$1.46	$1.24
Reconciliation of GAAP Net Income to Adjusted Results*
Net Income, GAAP	$15.7	$13.5	$66.2	$55.5
Reconciling Income Items, Net of Taxes:
Employment Contract Changes	—	$3.3	—	$3.3
Reversal of Lease Reserve	—	($0.4)	—	($0.4)

Adjusted Results:
Net Income	$15.7	$16.4	$66.2	$58.4

Operating Margin	9.7%	13.3%	11.6%	13.3%
Diluted Earnings Per Share	$0.36	$0.36	$1.46	$1.30

*	Adjusted Q4’07 results, net of taxes, exclude the effect of a $3.3 million charge for employment contract changes and a $0.4 million reversal of a previously established lease restructuring reserve. This is a non-GAAP measure the Company’s management believes provide useful information regarding the ongoing results of operations because they have been prepared on a basis comparable to that used in prior periods. These measures are not intended to replace Net Income, EPS or Operating Margin measured in accordance with U.S. Generally Accepted Accounting Principles (see attached reconciliation).
Fee revenue of $208.2 million in Q4’08 increased $28.5 million, or 16%, from $179.7 million in Q4’07. Fee revenue improved globally due to an increase in revenue from all segments of the business resulting from an increase in the number of search engagements opened as well as a 7% increase in the average fee billed per executive search engagement compared to the prior year. Exchange rates impacted fee revenue in Q4’08 favorably by $11.3 million compared to Q4’07 and excluding this favorable impact revenues increased 10% over the prior year’s fourth quarter.
Compensation and benefits, excluding the $6.8 million unfavorable impact of exchanges rates, were $141.3 million in Q4‘08, an increase of $17.7 million, or 14%, compared to $123.6 million in Q4’07 which excludes a $5.2 million charge for executive employment contract changes. The increase is primarily attributable to productivity based compensation and, to a lesser extent, higher headcount in all segments of the Company. Actual compensation and benefits for Q4’08 was $148.1 million compared to $128.8 million in Q4’07, an increase of 15%.
General and administrative expenses, excluding the $2.4 million unfavorable impact of exchange rates, were $31.0 million in Q4’08 and increased by $5.1 million, or 20%, from $25.9 million in Q4’07. The increase is primarily attributable to costs associated with business growth such as rent and utilities, higher bad debt provisions in line with increased accounts receivable balances, advertising and promotion costs to elevate our market-leading brand. Actual general and administrative expenses were $33.4 million in Q4’08 compared to $25.9 million in Q4’07 resulting in a 29% increase.
Operating income was $20.2 million in Q4’08 compared to $19.4 million in Q4’07 resulting in an increase of $0.8 million or 4% over Q4’07. The Company’s results in the quarter include a modest amount of severence and related costs aimed at maintaining our record consultant productivity in the face of an uncertain macroeconomic environment.
Balance Sheet and Liquidity
Cash, cash equivalents and marketable securities were $389.3 million at April 30, 2008 compared to $324.3 million at April 30, 2007. The increase was due primarily to improved operating cash flows.
Through April 30, 2008, the Company has used $6.5 million of the $50 million of share repurchase funds authorized in November 2007 to buy back approximately 0.4 million shares. Under this program, shares may be repurchased from time to time in open market transactions or privately negotiated transactions at the Company’s discretion, subject to market conditions and other factors.
Interest expense was $1.1 million in Q4’08 compared to $2.5 million in the same period last year. Interest expense in both years related primarily to borrowings under Korn/Ferry’s convertible securities and COLI policies. The decrease in interest expense is primarily due to the conversion of the Company’s convertible preferred stock and subordinates notes to common shares during Q4’07. At April 30, 2008, Korn/Ferry had no outstanding borrowings under its credit facility.

Results by Segment
Selected Executive Recruitment Data
(dollars in millions)

	Fourth Quarter		Year Ended
	Q4’08	Q4’07	2008	2007
Fee Revenue	$177.5	$157.1	$679.4	$567.6
Revenue	$185.7	$164.2	$708.8	$594.9
Operating Income	$27.3	$31.3	$122.0	$111.9
Operating Margin	15.4%	19.9%	18.0%	19.7%
Average number of consultants	516	488	515	474
Engagements (a)	1,794	1,797	7,276	6,894

(a)	Represents new engagements opened in the respective period.
Fee revenue was $177.5 million in Q4’08, an increase of $20.4 million, or 13%, from $157.1 million in Q4’07. Fee revenue improved in all regions due to an increase in the overall number of engagements billed and average fee per engagement. Exchange rates impacted fee revenue in Q4’08 favorably by $8.6 million compared to Q4’07.
Operating income was $27.3 million in Q4’08 compared to $31.3 million in Q4’07 resulting in a decrease of $4.0 million or 13% from the prior year.
The total number of consultants at April 30, 2008 was 514, an increase of 24 from April 30, 2007.
Selected Futurestep Data
(dollars in millions)

	Fourth Quarter		Year Ended
	Q4’08	Q4’07	2008	2007
Fee Revenue	$30.7	$22.6	$111.2	$85.8
Revenue	$34.7	$25.5	$126.9	$94.3
Operating Income	$2.9	$2.7	$8.5	$7.9
Operating Margin	9.5%	11.9%	7.7%	9.2%
Fee revenue was $30.7 million in Q4’08, an increase of $8.1 million, or 36%, from $22.6 million in Q4’07. Improvements in fee revenue were driven by an increase in the average fee for engagements. Exchange rates impacted fee revenue in Q4’08 favorably by $2.6 million compared to Q4’07.
Operating income was $2.9 million in Q4’08 compared to $2.7 million in Q4’07.

Outlook
Assuming constant foreign exchange rates, Korn/Ferry estimates that first quarter fiscal 2009 fee revenue is likely to be in the range of $190 million to $200 million and diluted earnings per share is likely to be in the range of $0.28 to $0.32.
Earnings Conference Call Webcast
The earnings conference call will be held today at 9:00 AM (EDT) and hosted by Gary Burnison, Chief Executive Officer, and Stephen Giusto, Chief Financial Officer. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.
Korn/Ferry International (NYSE:KFY), with more than 80 offices in 39 countries, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions that help clients to identify, deploy, develop, retain and reward their talent. For more information on the Korn/Ferry International family of companies, visit www.kornferry.com.

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties which are beyond the control of Korn/Ferry. The potential risks and uncertainties relate to competition, the dependence on attracting and retaining qualified and experienced consultants, the portability of client relationships, local political or economic developments in or affecting countries where we have operations, including fluctuations in exchange rates, risks related to the growth and results of Futurestep, restrictions imposed by off-limits agreements, reliance on information systems and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)
Fee revenue	$208,204	$179,702	$790,570	$653,422
Reimbursed out-of-pocket engagement expenses	12,246	10,058	45,072	35,779

Total revenue	220,450	189,760	835,642	689,201

Compensation and benefits	148,072	128,840	540,056	447,692
General and administrative expense	33,374	25,881	134,542	105,312
Out-of-pocket engagement expenses	16,086	13,622	58,750	44,662
Depreciation and amortization	2,740	2,066	10,441	9,280

Total operating expense	200,272	170,409	743,789	606,946

Operating income	20,178	19,351	91,853	82,255

Interest and other income, net	1,063	533	7,137	244

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	21,241	19,884	98,990	82,499
Provision for income taxes	6,328	6,980	36,081	30,164
Equity in earnings of unconsolidated subsidiaries, net	833	635	3,302	3,163

Net income	$15,746	$13,539	$66,211	$55,498

Interest expense on convertible securities, net of taxes	36	509	145	2,863

Net income adjusted for computation of diluted EPS	$15,782	$14,048	$66,356	$58,361

Basic earnings per common share	$0.36	$0.33	$1.50	$1.40

Basic weighted average common shares outstanding	43,230	41,408	44,012	39,774

Diluted earnings per common share	$0.36	$0.30	$1.46	$1.24

Diluted weighted average common shares outstanding	44,333	47,252	45,528	46,938

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
FINANCIAL SUMMARY BY SEGMENT
(in thousands)
(unaudited)

	Three Months Ended				Year Ended
	April 30,				April 30,
	2008		2007		2008		2007
Fee Revenue:
Executive recruitment:
North America	$97,903		$91,398		$374,891		$329,065
EMEA	49,970		41,277		183,042		146,155
Asia Pacific	23,276		19,818		95,915		74,987
South America	6,372		4,649		25,556		17,426

Total executive recruitment	177,521		157,142		679,404		567,633
Futurestep	30,683		22,560		111,166		85,789

Total fee revenue	208,204		179,702		790,570		653,422
Reimbursed out-of-pocket engagement expenses	12,246		10,058		45,072		35,779

Total revenue	$220,450		$189,760		$835,642		$689,201

		Margin		Margin		Margin		Margin
Operating Income (Loss):
Executive recruitment:
North America	$13,282	13.6%	$18,529	20.3%	$70,628	18.8%	$69,815	21.2%
EMEA	8,949	17.9%	6,775	16.4%	29,820	16.3%	24,166	16.5%
Asia Pacific	4,704	20.2%	5,401	27.3%	19,299	20.1%	16,010	21.4%
South America	394	6.2%	565	12.2%	2,230	8.7%	1,894	10.9%

Total executive recruitment	27,329	15.4%	31,270	19.9%	121,977	18.0%	111,885	19.7%
Futurestep	2,903	9.5%	2,713	12.0%	8,545	7.7%	7,854	9.2%
Corporate	(10,054)		(14,632)		(38,669)		(37,484)

Total operating income	$20,178	9.7%	$19,351	10.8%	$91,853	11.6%	$82,255	12.6%

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	As of April 30,
	2008	2007
ASSETS
Cash and cash equivalents	$318,918	$232,531
Marketable securities	49,869	91,736
Receivables due from clients, net of allowance for doubtful accounts of $11,504 and $9,822, respectively	119,952	107,751
Income taxes and other receivables	7,071	6,357
Deferred income taxes	10,401	9,524
Prepaid expenses	20,057	16,861

Total current assets	526,268	464,760

Marketable securities, non-current	20,475	—
Property and equipment, net	32,462	25,999
Cash surrender value of company owned life insurance policies, net of loans	81,377	76,478
Deferred income taxes	43,587	42,013
Goodwill	142,699	124,268
Intangible assets, net	15,519	18,040
Deferred financing costs and other assets	14,286	9,933

Total assets	$876,673	$761,491

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$15,309	$10,383
Income taxes payable	17,407	22,432
Compensation and benefits payable	199,081	158,145
Other accrued liabilities	37,120	38,529

Total current liabilities	268,917	229,489

Deferred compensation and other retirement plans	105,719	91,360
Other liabilities	5,903	7,687

Total liabilities	380,539	328,536

Shareholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 54,786 and 53,323 shares issued and 46,412 and 47,174 shares outstanding, respectively	389,844	400,126
Retained earnings	95,014	32,344
Unearned restricted stock compensation	(31,276)	(19,567)
Accumulated other comprehensive income	43,097	20,605

Shareholders’ equity	496,679	433,508
Less: Notes receivable from shareholders	(545)	(553)

Total shareholders’ equity	496,134	432,955

Total liabilities and shareholders’ equity	$876,673	$761,491

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
EXCLUDING NON-GAAP ADJUSTMENTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	April 30,
	2008 - As		2008 - As	2007 - As		2007 - As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Fee revenue	$208,204		$208,204	$179,702		$179,702
Reimbursed out-of-pocket engagement expenses	12,246		12,246	10,058		10,058

Total revenue	220,450		220,450	189,760		189,760

Compensation and benefits (1)	148,072	—	148,072	128,840	(5,187)	123,653
General and administrative expense (2)	33,374	—	33,374	25,881	606	26,487
Out-of-pocket engagement expenses	16,086		16,086	13,622		13,622
Depreciation and amortization	2,740		2,740	2,066		2,066

Total operating expense	200,272		200,272	170,409	(4,581)	165,828

Operating income	20,178		20,178	19,351		23,932

Interest and other income, net	1,063		1,063	533		533

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	21,241		21,241	19,884		24,465
Provision for income taxes (3)	6,328	—	6,328	6,980	1,672	8,652
Equity in earnings of unconsolidated subsidiaries, net	833		833	635		635

Net income	$15,746		$15,746	$13,539		$16,448

Interest expense on convertible securities, net of taxes	36		36	509		509

Net income adjusted for computation of diluted EPS	$15,782		$15,782	$14,048		$16,957

Basic earnings per common share	$0.36		$0.36	$0.33		$0.40

Basic weighted average common shares outstanding	43,230		43,230	41,408		41,408

Diluted earnings per common share	$0.36		$0.36	$0.30		$0.36

Diluted weighted average common shares outstanding	44,333		44,333	47,252		47,252

Explanation of Non-GAAP Adjustments
For the Three Months Ended April 30, 2008:
   No adjustments
For the Three Months Ended April 30, 2007:

(1)	$5,187 executive compensation contract termination charge

(2)	Credit adjustment to previously recorded lease restructuring reserve

(3)	Tax effect related to net operating expense adjustments of $4,581

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
EXCLUDING NON-GAAP ADJUSTMENTS
(in thousands, except per share amounts)
(unaudited)

	Year Ended
	April 30,
	2008 - As		2008 - As	2007 - As		2007 - As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Fee revenue	$790,570		$790,570	$653,422		$653,422
Reimbursed out-of-pocket engagement expenses	45,072		45,072	35,779		35,779

Total revenue	835,642		835,642	689,201		689,201

Compensation and benefits (1)	540,056	—	540,056	447,692	(5,187)	442,505
General and administrative expense (2)	134,542	—	134,542	105,312	606	105,918
Out-of-pocket engagement expenses	58,750		58,750	44,662		44,662
Depreciation and amortization	10,441		10,441	9,280		9,280

Total operating expense	743,789		743,789	606,946	(4,581)	602,365

Operating income	91,853		91,853	82,255		86,836

Interest and other income, net	7,137		7,137	244		244

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	98,990		98,990	82,499		87,080
Provision for income taxes (3)	36,081	—	36,081	30,164	1,672	31,836
Equity in earnings of unconsolidated subsidiaries, net	3,302		3,302	3,163		3,163

Net income	$66,211		$66,211	$55,498		$58,407

Interest expense on convertible securities, net of taxes	145		145	2,863		2,863

Net income adjusted for computation of diluted EPS	$66,356		$66,356	$58,361		$61,270

Basic earnings per common share	$1.50		$1.50	$1.40		$1.47

Basic weighted average common shares outstanding	44,012		44,012	39,774		39,774

Diluted earnings per common share	$1.46		$1.46	$1.24		$1.30

Diluted weighted average common shares outstanding	45,528		45,528	46,938		46,938

Explanation of Non-GAAP Adjustments
For the Year Ended April 30, 2008:
   No adjustments
For the Year Ended April 30, 2007:

(1)	$5,187 executive compensation contract termination charge recorded in Q4’07

(2)	Credit adjustment to previously recorded lease restructuring reserve recorded in Q4’07

(3)	Tax effect related to net operating expense adjustments of $4,581